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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
AMR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Donald J. Carty
Chairman and CEO

April 22, 2002

Dear Stockholder,

I am pleased to invite you to attend the annual meeting of stockholders of AMR Corporation to be held this year at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas, on Wednesday, May 15, 2002, at 8:00 a.m., Central Daylight Time. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. A form of proxy is also enclosed with this letter.

Whether or not you plan to attend, I urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the annual meeting.

If you plan to attend the annual meeting, please mark the appropriate box when voting, and bring the admission ticket that is printed on, or included with, the proxy card. For your convenience, a map of the area and directions to the American Airlines Training & Conference Center are provided on the inside back cover of the Proxy Statement and on the admission ticket.

Sincerely,

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

AMR
P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

Official Notice of Annual Meeting of Stockholders

TIME	8:00 a.m., Central Daylight Time, on Wednesday, May 15, 2002
PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas
ITEMS OF BUSINESS	(1)	to elect 12 directors;
	(2)	to ratify the selection of Ernst & Young LLP as independent auditors for the Corporation for the year 2002;
	(3)	to approve amendments to the Corporation's 1998 Long Term Incentive Plan;
	(4)	to consider and vote upon a stockholder proposal relating to political contributions;
	(5)	to consider and vote upon a stockholder proposal relating to the Board of Directors; and
	(6)	to transact such other matters as may properly come before the meeting or any adjournments thereof.
RECORD DATE	You are entitled to attend or to vote at the annual meeting if you were a stockholder at the close of business on Tuesday, March 19, 2002.
ANNUAL MEETING ADMISSION	Admission ticket (printed on, or included with, the proxy card) or other proof of share ownership (for example, a recent statement from your broker).
VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions, either by signing and returning the enclosed proxy or by voting your shares by telephone or the Internet.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 22, 2002

TABLE OF CONTENTS

Electronic Access to Proxy Materials and Annual Reports
About the Meeting
What is the purpose of the annual meeting?
How are votes counted?
Who will bear the cost of soliciting votes for the meeting?
Who is entitled to vote?
How do I vote?
How do I vote using the Internet?
How do I vote by telephone?
How do I vote by mail?
When will Internet and telephone voting close?
Can I change my vote after I have voted?
Who can attend the meeting?
Where is the meeting?
Proposal 1—Election of Directors
Nominees for Election as Directors
Board Committees
Board and Committee Meetings and Attendance
Compensation of Directors
Other Matters
Ownership of Securities
Securities Owned by Directors and Officers
Securities Owned by Certain Beneficial Owners
Executive Compensation
Summary Compensation Table
Stock Options Granted
Stock Option Exercises and December 31, 2001 Stock Option Value
Long Term Incentive Plan Awards
Pension Plan
Pension Plan Table
Corporate Performance
Cumulative Total Returns on $100 Investment on December 31, 1996
Other Matters Involving Executive Officers
Executive Termination Benefits Agreements/Employment Agreements
Audit Committee Report
Compensation/Nominating Committee Report
Overall Policy
Discussion
Proposal 2—Selection of Auditors
Proposal 3—Proposal to Amend the 1998 Long Term Incentive Plan
Proposal 4—Stockholder Proposal Relating to Political Contributions
Proposal 5—Stockholder Proposal Relating to the Board of Directors
Other Matters
Additional Information
Stockholder Proposals/Nominations
AMR Corporation 1998 Long Term Incentive Plan, as Amended Exhibit A
Directions to the American Airlines Training & Conference Center Back Cover

i

AMR
P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting of Stockholders
May 15, 2002

            This statement and the form of proxy are being mailed to stockholders on or around April 22, 2002, in connection with a solicitation of proxies by the Board of Directors of AMR Corporation ("AMR" or the "Corporation") for use at the annual meeting of stockholders to be held on May 15, 2002.

Electronic Access to Proxy Materials and Annual Reports

            This proxy statement and AMR's 2001 Annual Report are available on AMR's Internet site at http://www.amrcorp.com/investorhome.htm. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Choosing this option will save the Corporation the cost of producing and mailing these annual meeting materials.

            You may elect to access future annual meeting materials electronically. If your shares are registered directly in your name with AMR's transfer agent, EquiServe Trust Company, N.A., you can elect this option by following the instructions provided when voting via the Internet or by going to the Web site http://www.econsent.com/amr and consenting to electronic delivery of the annual meeting materials. If you hold your AMR stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future annual meeting materials over the Internet.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        The purpose of AMR's annual meeting of stockholders is to allow you to act upon matters which are outlined in the accompanying notice. These matters include the election of directors, the ratification of the selection of the Corporation's independent auditors, the approval of an amendment to the Corporation's 1998 Long Term Incentive Plan (the "LTIP") and the consideration of two proposals that have been submitted by stockholders. Also, the Corporation's management will report on the performance of the Corporation during 2001.

How are votes counted?

        Directors of the Corporation are elected by a plurality of the votes cast at the annual meeting. The other four matters submitted to a vote of the stockholders will be determined by a majority of the votes cast. Abstentions from voting (including broker non-votes) are not counted as votes cast and thus will have no impact on the outcome of the voting.

Who will bear the cost of soliciting votes for the meeting?

        AMR will pay the cost of this solicitation. In addition to using regular mail, proxies may be solicited by directors, officers, employees or agents of the Corporation or its subsidiaries, in person or by telephone, facsimile or other means of electronic communication. AMR will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at the

Corporation's expense. To aid in the solicitation of proxies, the Corporation has retained Morrow & Co., Inc., a firm of professional proxy solicitors, at an estimated fee of $18,500 plus reimbursement of normal expenses.

Who is entitled to vote?

        Stockholders of record at the close of business on the record date, March 19, 2002, are the only ones entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. On March 19, 2002, the Corporation had outstanding 154,906,118 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

How do I vote?

        You have four voting options:

  •
  In person at the annual meeting
  •
  Internet
  •
  Telephone
  •
  Mail

How do I vote using the Internet?

        You can vote on the Internet at the Web site address shown on your proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet voting will depend on the voting process of the bank or broker. Please follow the Internet voting instructions found on the form you receive from your bank or broker.

            If you elect to vote using the Internet, you may incur telecommunication and Internet access charges for which you are responsible.

How do I vote by telephone?

        You can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone voting will depend on the voting process of the bank or broker. Please follow the telephone voting instructions found on the form you receive from your bank or broker.

How do I vote by mail?

        You can vote by mail by completing, signing and returning the enclosed proxy card in the postage paid envelope provided. The shares will be voted in accordance with your directions provided on the proxy card.

When will Internet and telephone voting close?

        The Internet voting facilities will close at 5:00 p.m., Central Daylight Time, on May 14, 2002. The telephone voting facilities will be available for you until the annual meeting begins at 8:00 a.m., Central Daylight Time, on May 15, 2002.

Can I change my vote after I have voted?

        Yes, even after you have submitted your proxy, you may change your vote at any time before the annual meeting by filing with the Corporate Secretary of the Corporation a notice of revocation, a properly executed, later-dated proxy, or by attending and voting your shares at the meeting.

Who can attend the meeting?

        Stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Provided there is adequate room for all stockholders wishing to attend the meeting, one guest may accompany each stockholder. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m., Central Daylight Time, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will be opened at 7:45 a.m., Central Daylight Time.

            If you plan to attend the annual meeting, you must have an admission ticket. This ticket is printed on, or included with, the proxy card. If you do not have an admission ticket, you must have some other proof of share ownership (for example, a recent statement from your broker).

Where is the meeting?

        The annual meeting of AMR's stockholders will be held at the American Airlines Training & Conference Center ("AATCC"), Flagship Auditorium, on Wednesday, May 15, 2002, 8:00 a.m., Central Daylight Time. AATCC is located at 4501 Highway 360 South, Fort Worth, Texas. A map of the area and directions to AATCC can be found on the back cover of the Proxy Statement and on the admission ticket.

PROPOSAL 1—ELECTION OF DIRECTORS

            It is proposed that 12 directors be elected at the meeting, to serve until the next annual election.

            Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR ELECTION AS DIRECTORS

            Each of the nominees for election as a director has furnished to the Corporation the following information with respect to principal occupation or employment and principal business directorships, as of March 19, 2002. Each nominee is also a director of American Airlines, Inc. ("American").

John W. Bachmann (Age 63)

First named a director in July, 2001

Managing Partner, Edward Jones, St. Louis, Missouri since 1980; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He previously was a director of Trans World Airlines, Inc.

David L. Boren (Age 59)

First elected a director in 1994

President, University of Oklahoma, Norman, Oklahoma since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of Phillips Petroleum Company; Texas Instruments, Inc. and Torchmark Corporation.

Edward A. Brennan (Age 68)

First elected a director in 1987

Retired Chairman, President and Chief Executive Officer of Sears, Roebuck and Co., Chicago, Illinois; merchandising. Mr. Brennan retired from Sears, Roebuck and Co. in 1995. Prior to his retirement, he had been associated with Sears for 39 years. He is also a director of Allstate Corporation; Exelon Corporation; Minnesota Mining and Manufacturing Company and Morgan Stanley Dean Witter & Co.

Donald J. Carty (Age 55)

First elected a director in 1998

Chairman and Chief Executive Officer of the Corporation and American, Fort Worth, Texas since April 2002 and Chairman, President, and Chief Executive Officer of the Corporation and American from May 1998 to April 2002; air transportation. Mr. Carty became an Executive Vice President of the Corporation and American in 1989 and was named the President of American in 1995. He is also a director of Dell Computer Corporation and Sears, Roebuck and Co.

Armando M. Codina (Age 55)

First elected a director in 1995

Chairman of the Board and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida since 1979; real estate investments, development and construction, property management and brokerage services. Mr. Codina is also a director of BellSouth Corporation; FPL Group, Inc.; General Motors Corporation and Winn Dixie Stores, Inc. (through October 2002).

Earl G. Graves (Age 67)

First elected a director in 1995

Chairman and Chief Executive Officer, Earl G. Graves, Limited, New York, New York since 1970; communications and publishing (including publication of BLACK ENTERPRISE magazine). Since 1998, Mr. Graves has been General Partner of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. and Chairman Emeritus of Pepsi-Cola of Washington, D.C., L.P., a Pepsi-Cola bottling franchise. He is also a director of Aetna Inc.; DaimlerChrysler AG; Federated Department Stores, Inc. and Rohm and Haas Company.

Ann McLaughlin Korologos (Age 60)

First elected a director in 1990

Chairman Emeritus of The Aspen Institute, Washington, D.C. and Aspen, Colorado since August, 2000, Chairman from 1996 to 2000 and Vice-Chairman from 1993 to 2000; international nonprofit educational and public policy organization. Mrs. Korologos has been Senior Advisor for Benedetto Gartland & Co. since 1996 and was President of the Federal City Council, Washington, D.C. from 1990 to 1995. She was United States Secretary of Labor from 1987 to 1989. She is also a director of Fannie Mae; Harman International Industries, Inc.; Host Marriott Corporation; Kellogg Company; Microsoft Corporation and Vulcan Materials, Inc.

Michael A. Miles (Age 62)

First elected a director in 2000

Special Limited Partner of Forstmann Little & Co., New York, New York since 1995; investment banking. Mr. Miles is also a director of Allstate Corporation; AOL Time Warner Inc.; Community Health Systems, Inc.; Dell Computer Corporation; Exult, Inc.; Morgan Stanley Dean Witter & Co. and Sears, Roebuck and Co.

Philip J. Purcell (Age 58)

First elected a director in 2000

Chairman and Chief Executive Officer, Morgan Stanley Dean Witter & Co., New York, New York since May 1997; financial services. From 1986 to May, 1997, Mr. Purcell was Chairman and Chief Executive Officer of Dean Witter Discover & Co.

Joe M. Rodgers (Age 68)

First elected a director in 1989

Chairman, The JMR Group, Nashville, Tennessee since 1984; investment company. From 1985 through 1989, Mr. Rodgers was the United States Ambassador to France. He is also a director of Lafarge Corporation; Medical Properties of America, Inc.; SunTrust Bank, Nashville, N.A.; Thomas Nelson, Inc. and Tractor Supply Company.

Judith Rodin (Age 57)

First elected a director in 1997

President, University of Pennsylvania, Philadelphia, Pennsylvania since 1994; educational institution. Before assuming the Presidency at the University of Pennsylvania, Dr. Rodin served on the faculty of Yale University from 1972, as Dean of the Graduate School of Arts and Sciences from 1991 to 1992, and as Provost from 1992 to 1994. Dr. Rodin also holds positions on the faculty of the University of Pennsylvania as Professor of Psychology in the School of Arts and Sciences, as Professor of Medicine and Psychiatry in the School of Medicine and as Chair of the Fox Leadership Program. She is also a director of Aetna Inc. and Electronic Data Systems Corporation.

Roger T. Staubach (Age 60)

First named a director in July, 2001

Chairman and Chief Executive Officer, The Staubach Company, Addison, Texas since 1977; real estate services. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys. He is also a director of Brinker International, Inc.

            A plurality of the votes cast is necessary for the election of a director.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Committees

Committee Name and Members	Committee Functions

Audit Ann McLaughlin Korologos, Chairman Armando M. Codina	o o	Recommends the selection of independent auditors Reviews:
Joe M. Rodgers Judith Rodin		–	the scope and results of the annual audit (including the independent auditors' assessment of internal controls)
		–	quarterly financial information with representatives of management and the independent auditors
		–	the Corporation's consolidated financial statements
		–	the Committee's charter on an annual basis
		–	the scope of non-audit services provided by the independent auditors
		–	other aspects of the Corporation's relationship with the independent auditors, including a letter on the independence of the auditors

Executive Donald J. Carty, Chairman David L. Boren Earl G. Graves Michael A. Miles Philip J. Purcell	o	May exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, with the exception of such powers and authority as are specifically reserved to the Board

Governance Edward A. Brennan, Chairman David L. Boren Earl G. Graves	o	Reviews the governance procedures of the Corporation to ensure that the best long term interests of all stockholders are being considered
Ann McLaughlin Korologos Philip J. Purcell	o	Evaluates the performance of the Board

Compensation / Nominating Edward A. Brennan, Chairman Armando M. Codina	o	Formulates and approves the compensation and benefit programs for the officers and directors of the Corporation and its subsidiaries
Michael A. Miles Joe M. Rodgers Judith Rodin	o	Recommends candidates for officer positions and reviews with the Chief Executive Officer succession planning for senior positions within the Corporation and its subsidiaries
	o	Makes recommendations with respect to assignments to Board committees and recommends suitable candidates for election to the Board. The Committee will consider nominees for election recommended by stockholders. See page 38 for additional information on the submission of such nominations.

Board and Committee Meetings and Attendance

        The Board of Directors had six regular meetings and two meetings by telephone conference in 2001.

            The Audit Committee, composed entirely of outside directors, met seven times during 2001 with the Corporation's independent auditors, representatives of management and the internal audit staff. The Executive Committee met three times during 2001. The Compensation/Nominating Committee, composed entirely of outside directors, met seven times in 2001. The Governance Committee, comprised entirely of outside directors, met once during 2001. In March 2002, the Board approved the creation of a Diversity Committee. The Diversity Committee is composed of Messrs. Codina, Graves and Staubach and Dr. Rodin. More information regarding the Diversity Committee will appear in the 2003 proxy statement.

            In 2001, each director attended at least 80% of the Board meetings and Committee meetings of which he/she was a member.

            In 2001, no member of the Audit Committee or Compensation/Nominating Committee (i) was a current or former employee or officer of the Corporation or any of its affiliates or (ii) had any interlocking relationship with any other corporation that requires specific disclosure.

Compensation of Directors

Cash/Deferred Compensation

            Outside directors of the Corporation receive an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $1,500 for service on a standing Committee of the Board (generally each director serves on two committees) and $1,000 for attending, or otherwise participating in, a Board or Committee meeting (provided, the maximum payment for meeting attendance is $1,000 per day, regardless of the number of meetings actually attended in one day). In the aftermath of the events of September 11, 2001, each director waived compensation for the fourth quarter of 2001.

            Directors may defer payment of all or any part of these retainers and fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation will pay interest on the amount deferred at the prime rate from time to time in effect at J. P. Morgan Chase & Co. Under the second deferral plan, compensation deferred during any calendar month is converted into stock equivalent units by dividing the total amount of deferred compensation by the average fair market value (as defined in the Corporation's 1998 Long Term Incentive Plan, as amended (the "LTIP")) of the Corporation's common stock during such month. At the end of the deferral period, the Corporation will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the average fair market value of the Corporation's common stock during the month in which the deferral period terminates. In 2001, Messrs. Bachmann, Brennan, Codina, Purcell and Staubach and Dr. Rodin elected to defer their cash compensation for services on the Board. Each elected to defer their cash compensation pursuant to the stock equivalent unit program.

Equity

            Under the 1994 Directors Stock Incentive Plan, as amended (the "SIP"), outside directors each receive an annual award of 1,422 deferred shares of the Corporation's common stock. These shares will generally be delivered to the director within six months after the director ceases to be a member of the Board.

            Pursuant to the SIP, the Corporation provides directors who were elected after May 15, 1996, an annual grant of 711 additional deferred shares of the Corporation's common stock. This additional grant is in lieu of their participation in a pension plan (described below, see "Other"). These shares will generally be distributed to the director within six months after the director ceases to be a member of the Board. Messrs. Bachmann, Miles, Purcell and Staubach and Dr. Rodin each receive this additional grant.

            In 1999 the Corporation adopted a Stock Appreciation Rights Plan for outside directors (the "SAR Plan"). Under the SAR Plan, each outside director receives an annual award of 1,185 stock appreciation rights ("SARs"). SARs entitle the director upon exercise to receive in cash the excess of the fair market value of the Corporation's common stock over the stock's fair market value as of the SARs' grant date. The SARs vest 100% on the first anniversary of their grant and expire on the tenth anniversary of their grant. The SARs may be exercised only during certain defined "window" periods (generally, the 20 business days following the Corporation's release of quarterly earnings).

Other

            The Corporation provides directors who were elected on or before May 15, 1996, a pension benefit equal to 10% of the director's fees and retainers from the Corporation for his or her last twelve months of service on the Board, multiplied by the number of years of service on the Board, up to a maximum of $20,000 per year. Messrs. Boren, Brennan, Codina, Graves and Rodgers and Mrs. Korologos are eligible to receive this benefit. The pension benefit will be paid until the later to die of the director or the director's spouse. In 1998 the Corporation adopted a split-dollar life insurance program for those directors who participate in the directors' pension plan. The split-dollar life insurance program is an estate planning program pursuant to which the Corporation purchases a life insurance policy for the director. This insurance policy is purchased with the funds that would have been used to provide the director's pension benefit. After five years, the Corporation recovers the cost of such insurance from the policy's then existing cash value. Having recovered its investment in the policy, the Corporation no longer retains an interest in it, and the policy is then for the sole benefit of the director. If a director elects to participate in the split-dollar life insurance program, the director does not receive the pension payment.

            An outside director, an outside director's spouse or companion, and an outside director's dependent children are provided transportation on American, American Eagle Airlines, Inc. and TWA Airlines LLC and reimbursement for federal income taxes incurred thereon. The cost of such transportation for each outside director in 2001, including the reimbursement obligation for income tax liability, was as follows: John W. Bachmann $1,187; David L. Boren $12,793; Edward A. Brennan $23,001; Armando M. Codina $35,510; Earl G. Graves $41,777; Ann McLaughlin Korologos $17,781; Michael A. Miles $3,672; Philip Purcell $32,492; Joe M. Rodgers $7,905; Judith Rodin $49,784; and Roger T. Staubach $46. Mr. Carty, as an employee of American, pays service charges for his use of employee travel privileges. These service charges are equal to those paid by all other employees.

Other Matters

        During 2001, American advertised in, and sponsored events hosted by, BLACK ENTERPRISE magazine. Mr. Graves is Chairman of the Board and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine.

            During 2001, the law firm of Holland & Knight performed legal services for American. John M. Hogan is a partner of the firm and is the brother of Anne H. McNamara, Senior Vice President and General Counsel of the Corporation.

            In 2001, Morgan Stanley Dean Witter & Co. provided financial services to the Corporation. Mr. Purcell is Chairman and Chief Executive Officer of Morgan Stanley Dean Witter & Co.

OWNERSHIP OF SECURITIES

Securities Owned By Directors and Officers

        As of March 19, 2002, each director and nominee for director, the executive officers named in the Summary Compensation Table, and all directors and executive officers, as a group, owned, or had been granted rights to, under the stock based compensation or deferral plans of the Corporation, shares of, or stock equivalent units or stock appreciation rights of, the Corporation's common stock as indicated in the table below. In March 2000, the Corporation distributed its shares of Sabre Holdings Corporation to the Corporation's stockholders by means of a stock dividend (the "Spin-Off"). The share amounts in the table below reflect appropriate adjustments to account for the Spin-Off:

Name	AMR Corporation Common Stock	Percent of Class
John W. Bachmann(2)	2,360	*
David L. Boren (1) (5)	13,433	*
Edward A. Brennan (2) (5)	44,699	*
Donald J. Carty (3)	3,595,072	2.3%
Armando M. Codina (2) (5)	21,479	*
Earl G. Graves (1) (5)	14,633	*
Ann McLaughlin Korologos (1) (5)	16,781	*
Michael A. Miles(1)(5)	18,318	*
Charles H. Pistor, Jr. (1) (5)	13,374	*
Philip J. Purcell (2) (5)	19,344	*
Joe M. Rodgers (2) (4) (5)	16,345	*
Judith Rodin (2) (5)	18,441	*
Roger T. Staubach(2)	5,860	*
Robert W. Baker (6)	1,318,496	*
Michael W. Gunn (7)	711,962	*
Gerard J. Arpey (8)	779,270	*
Daniel P. Garton (9)	769,790	*
Directors and executive officers as a group (27 persons) (10)	10,735,574	6.9%

*
Percentage does not exceed 1% of the total outstanding class.
(1)
Includes deferred shares granted under the SIP to Messrs. Boren, Graves, Miles and Pistor and Mrs. Korologos of 9,478, 9,478, 2,133, 9,004 and 10,426, respectively. Such shares will be delivered to the director within six months after the director ceases to be a member of the Board. See "Compensation of Directors" on pages 9 and 10 for further information on the deferred shares.
(2)
For Messrs. Brennan, Codina, Purcell and Rodgers and Dr. Rodin, includes deferred shares granted under the SIP of 10,426, 9,478, 4,266, 10,426 and 8,532, respectively and stock equivalent units (which are the economic equivalent of a share of stock) of 28,718, 7,446, 2,708, 364 and 6,354, respectively. Includes stock equivalent units of 860 for each of Messrs. Bachmann and Staubach. The deferred shares will be delivered to the director within six months after the director ceases to be a member of the Board. The stock equivalent units will be cashed out at the end of the deferral period. See "Compensation of Directors" on pages 9 and 10 for further information on the deferred shares and the stock equivalent units.
(3)
Includes stock options for 2,918,572 shares of common stock and 528,900 shares of deferred stock granted under the LTIP. Stock options representing 1,183,592 shares of common stock are vested and currently exercisable. The remaining options will vest and become exercisable during the period from July 2002 through February 2007. The deferred shares are comprised of: (i) 126,000 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2004; and (ii) 402,900 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60).

            (Footnotes continued on next page.)

(4)
Includes 2,000 shares held by JMR Investments over which Mr. Rodgers has shared voting and investment power.

(5)
Includes 3,555 stock appreciation rights granted under the SAR Plan for each of Messrs. Boren, Brennan, Codina, Graves and Rodgers, Mrs. Korologos and Dr. Rodin. Includes 1,185 stock appreciation rights granted under the SAR Plan for Mr. Miles and 2,370 stock appreciation rights granted under the SAR Plan for each of Messrs. Pistor and Purcell.

(6)
Includes stock options for 904,990 shares of common stock and 404,200 shares of deferred stock granted under the LTIP. Stock options representing 551,990 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2002 through July 2006. The deferred shares are comprised of: (i) 25,000 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2003; and (ii) 379,200 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60).

(7)
Includes stock options for 487,972 shares of common stock and 223,990 shares of deferred stock granted under the LTIP. Stock options representing 99,605 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2002 through February 2007. The deferred shares are comprised of: (i) 41,500 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2004; and (ii) 182,490 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60).

(8)
Includes stock options for 638,230 shares of common stock and 141,040 shares of deferred stock granted under the LTIP. Stock options representing 245,786 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2002 through February 2007. The deferred shares are comprised of: (i) 41,500 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2004; and (ii) 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60).

(9)
Includes stock options for 628,750 shares of common stock and 141,040 shares of deferred stock granted under the LTIP. Stock options representing 236,306 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2002 through February 2007. The deferred shares are comprised of: (i) 41,500 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2004; and (ii) 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60).

(10)
Includes stock options for 8,058,896 shares of the Corporation's common stock, 2,256,470 shares of deferred stock granted under the LTIP, 83,647 shares of deferred stock granted under the SIP, 30,810 stock appreciation rights granted under the 2001 SAR Plan and 47,310 stock equivalent units. Stock options representing 2,994,818 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2002 through February 2007. The deferred shares are comprised of: (i) 589,800 Performance Shares that are scheduled to vest (subject to the attainment of specified performance criteria) during the period 2002 through 2004; (ii) 1,630,560 Career Equity Shares that are scheduled to vest at age 60 (with pro rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause before attaining age 60); and (iii) 36,110 deferred shares that are scheduled to vest during the period July 2002 through November 2005.

            Holders of unvested and/or unexercised options, deferred shares under the LTIP or the SIP, stock appreciation rights and stock equivalent units do not have voting or dispositive power with regard to such shares.

Securities Owned By Certain Beneficial Owners

        The following firms have informed the Corporation that they were the beneficial owners of more than 5% of the Corporation's outstanding common stock at December 31, 2001:

Name and Address of Beneficial Owner	Amount Held	Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	10,140,000(1)	6.56%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	10,476,458(2)	6.78%
Lord, Abbett & Co. 90 Hudson Street Jersey City, New Jersey 07302	13,450,371(3)	8.70%
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101	17,922,171(4)	11.60%
Vanguard PRIMECAP Fund 100 Vanguard Blvd. Malvern, Pennsylvania 19355	12,377,800(5)	8.01%

(1)
Capital Research and Management Company filed a Schedule 13G in which it disclaims beneficial ownership in all 10,140,000 shares over which it has sole dispositive power.

(2)
FMR Corp. filed a Schedule 13G on behalf of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson that states that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,700,550 shares of the Corporation's common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"). According to such Schedule 13G, Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds each has sole dispositive power over 9,700,550 shares owned by the Fidelity Funds. Neither FMR Corp. nor Mr. Johnson has voting power over such shares. Such voting power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. Fidelity Management Trust Company ("Fidelity Trust"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 453,738 shares of the Corporation's common stock as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Trust, each has sole dispositive power over the 453,738 shares, sole voting power over 360,938 of such shares and no voting power over 92,800 of such shares. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Fidelity International Limited, a former majority-owned subsidiary of Fidelity, and various foreign-based subsidiaries, beneficially own, and have the sole power to vote and the sole dispositive power over, 322,170 shares of the Corporation's common stock.

(3)
Lord, Abbett & Co. filed a Schedule 13G that indicates it beneficially owns, and has sole voting and sole dispositive power over, 13,450,371 shares of the Corporation's common stock.

(4)
PRIMECAP Management Company filed a Schedule 13G that indicates it beneficially owns, and has sole dispositive power over, 17,922,171 shares of the Corporation's common stock and has sole voting power over 2,541,371 shares of such common stock.

(5)
Vanguard PRIMECAP Fund filed a Schedule 13G that indicates it beneficially owns, and has sole voting and shared dispositive power over, 12,377,800 shares of the Corporation's common stock.

EXECUTIVE COMPENSATION

            The following Summary Compensation Table sets forth the compensation for the past three years paid to: (i) the individuals who, as of December 31, 2001, were the four most highly compensated executive officers of the Corporation (other than the Chief Executive Officer) whose aggregate current remuneration exceeded $100,000; and (ii) the Chief Executive Officer of the Corporation (collectively, the "named executive officers").

Summary Compensation Table

Long Term Compensation
Annual Compensation
Awards
Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards($)(4)	Securities Underlying Options/SARs (#)(5)	LTIP Payouts($)(6)	All Other Compensation ($)(7)

Carty	2001 2000 1999	585,813 772,500 759,375	0 1,351,875 0	0 0 65,529	0 0 0	375,000 375,000 355,500	693,108 1,943,696 3,942,197	3,340 3,340 3,340

Baker	2001 2000 1999	611,785 608,214 576,755	0 690,000 0	0 0 0	0 0 0	60,000 307,000 94,800	392,761 734,285 2,306,620	18,147 16,915 15,329

Gunn	2001 2000 1999	495,333 485,310 454,363	0 552,000 0	0 0 0	0 0 0	60,000 307,000 49,296	231,036 431,933 1,081,180	10,236 10,236 11,404

Arpey	2001 2000 1999	495,333 485,209 420,377	0 552,000 0	0 0 0	0 0 0	60,000 307,000 52,140	254,139 518,319 1,600,512	4,171 4,171 4,171

Garton	2001 2000 1999	495,333 485,132 408,443	0 552,000 0	0 0 0	0 0 0	60,000 307,000 52,140	254,139 518,319 1,593,494	8,391 8,391 8,391

Carty	=	Donald J. Carty: Chairman and Chief Executive Officer of the Corporation and American
Baker	=	Robert W. Baker: Vice Chairman of the Corporation and American. Mr. Baker retired from the Corporation and American on April 1, 2002.
Gunn	=	Michael W. Gunn: Executive Vice President of the Corporation and Executive Vice President Marketing and Planning of American
Arpey	=
Gerard J. Arpey: Executive Vice President of the Corporation and Executive Vice President Operations of American. On April 2, 2002, Mr. Arpey was named the President and Chief Operating Officer of the Corporation and American.
Garton	=	Daniel P. Garton: Executive Vice President of the Corporation and Executive Vice President Customer Service of American

(See next 2 pages for footnotes.)

(1)
Following the events of September 11, 2001, Mr. Carty waived his base salary for the period October 1, 2001 through the end of the year and each of the other named executive officers voluntarily waived or reduced his salary for the remainder of the year. These waivers and reductions are reflected in the salary amounts for 2001.

(2)
No payments were made in 2002 under American's 2001 Incentive Compensation Plan. No payments were made in 2000 under American's 1999 Incentive Compensation Plan. The payments in 2001 were made pursuant to American's 2000 Incentive Compensation Plan. See the Compensation/Nominating Committee Report ("Compensation Committee Report") at pages 24 to 26 for further information on the Incentive Compensation Plan.

(3)
In 1999, $47,200 of this amount represented reimbursement of expenses for financial planning services.

(4)
The following table sets forth certain information concerning restricted stock awards:

Restricted Stock; Total Shares and Value
Name	Total Number of Restricted Shares Held at FY-End(#)(A)	Aggregate Market Value of Restricted Shares Held at FY-End($)(B)
Carty	476,900	10,634,870
Baker	404,200	9,013,660
Gunn	207,490	4,627,027
Arpey	124,540	2,777,242
Garton	124,540	2,777,242
  (A)
  For the named executive officers these amounts consist of: (i) shares of deferred common stock issued under the LTIP which vest at retirement (Career Equity Shares); and (ii) shares of deferred common stock issued under the LTIP which vest upon the Corporation's attainment of predetermined performance objectives over a three-year performance period (Performance Shares). See the related discussions of Career Equity Shares and Performance Shares in the Compensation Committee Report at pages 24 to 26. Certain of these share amounts have been adjusted to reflect the impact of the Spin-Off.

  (B)
  These amounts are based on the closing price of the Corporation's common stock of $22.30 on the New York Stock Exchange ("NYSE") on December 31, 2001.

(5)
These amounts represent options for shares of the Corporation's common stock which were granted in 1999, 2000 and 2001. Certain of these share amounts have been adjusted to reflect the impact of the Spin-Off.

(6)
For 1999, this amount represents performance returns paid in 1999 and a payout of cash in exchange for Performance Shares issued under the Corporation's 1997-1999 Performance Share Plan. For 2000, this amount represents a payout of cash in exchange for Performance Shares issued under the Corporation's 1998-2000 Performance Share Plan. For 2001, this amount represents: (i) the value of the Performance Shares on the date of distribution or (ii) a payout of cash in exchange for Performance Shares. The amounts also include a cash payment of $265,263 for Mr. Carty; $150,316 for Mr. Baker; $88,421 for Mr. Gunn; $97,263 for Mr. Arpey; and, $97,263 for Mr. Garton. See the Compensation Committee Report at pages 24 to 26. Performance return payments in 1999 were paid at half their 1998 level and were eliminated in their entirety in 2000.

LTIP Payouts
Name	Year	Performance Returns ($)	Performance Shares and Cash Payment ($)	Total ($)

Carty	2001 2000 1999	0 0 189,450	693,108 1,943,696 3,752,747	693,108 1,943,696 3,942,197

Baker	2001 2000 1999	0 0 117,500	392,761 734,285 2,189,120	392,761 734,285 2,306,620

Gunn	2001 2000 1999	0 0 38,750	231,036 431,933 1,042,430	231,036 431,933 1,081,180

Arpey	2001 2000 1999	0 0 36,850	254,139 518,319 1,563,662	254,139 518,319 1,600,512

Garton	2001 2000 1999	0 0 29,832	254,139 518,319 1,563,662	254,139 518,319 1,593,494

(7)
The following table sets forth information concerning all other compensation:

All Other Compensation
Name	Year	Interest Differential ($) (A)	Insurance Premiums ($) (B)	Total ($)

Carty	2001 2000 1999	0 0 0	3,340 3,340 3,340	3,340 3,340 3,340

Baker	2001 2000 1999	6,208 4,976 3,390	11,939 11,939 11,939	18,147 16,915 15,329

Gunn	2001 2000 1999	0 0 0	10,236 10,236 11,404	10,236 10,236 11,404

Arpey	2001 2000 1999	0 0 0	4,171 4,171 4,171	4,171 4,171 4,171

Garton	2001 2000 1999	0 0 0	8,391 8,391 8,391	8,391 8,391 8,391

  (A)
  Represents amounts credited but not paid in the current fiscal year and consists of the above-market portion of interest (defined as a rate of interest exceeding 120% of the applicable federal long term rate, with compounding) on deferred compensation.

  (B)
  Represents the full amount of premiums paid under a split-dollar life insurance arrangement whereby the Corporation will recover certain premiums paid.

Stock Options Granted

        The following table contains information about stock options granted during 2001 by the Corporation to the named executive officers. The hypothetical present values of stock options granted in 2001 are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price (NYSE) of the Corporation's common stock on the date of exercise exceeds the exercise price. There is no assurance that the hypothetical present values of stock options reflected in this table will actually be realized.

            If the hypothetical present values presented in this table represent the amounts actually realized upon exercise of the options, the corresponding increase in total stockholder value would be over $2.8 billion.

Options/SARs Granted in Last Fiscal Year
Individual Grants
Name	Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year(%)	Exercise or Base Price Per Share($)(1)	Expiration Date	Hypothetical Present Value at Date of Grant($)(2)

Carty	375,000	9.0%	36.1800	7/23/11	5,906,250

Baker	60,000	1.4%	36.1800	7/23/11	945,000

Gunn	60,000	1.4%	36.1800	7/23/11	945,000

Arpey	60,000	1.4%	36.1800	7/23/11	945,000

Garton	60,000	1.4%	36.1800	7/23/11	945,000

(1)
Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on the date of grant. They become exercisable at the rate of 20% per year over a five-year period. Upon a change in control (as described on page 22), the vesting of the options will be accelerated and all options will become immediately exercisable.

(2)
The Black-Scholes model used to calculate the hypothetical values of options at the date of grant considers a number of factors to estimate the option's present value. These factors include: (i) the stock's volatility prior to the grant date; (ii) the exercise period of the option; (iii) interest rates; and (iv) the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility—45.2%; exercise period—4.5 years; interest rate—4.76%; and dividend yield—0.0%.

Stock Option Exercises and December 31, 2001 Stock Option Value

        The following table contains information about stock options exercised during 2001 by the named executive officers and the number and value of unexercised in-the-money options held at December 31, 2001. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price (NYSE) of the Corporation's common stock on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options (whether exercisable or unexercisable) reflected in this table will actually be realized. As of December 31, 2001, many of the unexercised options held by the named executive officers were underwater, i.e., the exercise price was greater than the current NYSE market price.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)(1)	Value of Unexercised In-the-Money Options/SARs at FY-End($)(2)
	Shares Acquired on Exercise(#)	Value Realized($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
Carty	94,800	2,479,855	1,230,992 / 1,214,980	3,444,990 / 54,790
Baker	94,800	2,204,768	504,590 / 400,400	2,536,121 / 23,481
Gunn	60,198	861,099	52,205 / 351,767	0 / 7,044
Arpey	45,030	1,040,790	198,386 / 355,844	596,260 / 9,393
Garton	0	0	188,906 / 355,844	475,951 / 9,393

(1)
Certain of these grants have been adjusted to reflect the Spin-Off.

(2)
These amounts are based on the closing price of AMR common stock of $22.30 on the NYSE on December 31, 2001.

Long Term Incentive Plan Awards

        The following table contains information about long term stock awards granted in 2001. Under the LTIP, deferred shares of the Corporation's common stock (Performance Shares) may be awarded to officers and other key employees, including the named executive officers. Further information concerning Performance Shares can be found in the Compensation Committee Report (see pages 24 to 26) and in the footnotes to the Summary Compensation Table.

Long Term Incentive Plan Awards in Last Fiscal Year
				Estimated Future Payouts Under Non-Stock Price Based Plans
	Number of Shares, Units or Other Rights(#)(1)		Performance or Other Period Until Maturation or Payout
Name				Threshold(#)	Target(#)	Maximum(#)

Carty	37,000	Performance Shares	12/31/03	0	37,000	64,750

Baker	12,000	Performance Shares	12/31/03	0	12,000	21,000

Gunn	12,000	Performance Shares	12/31/03	0	12,000	21,000

Arpey	12,000	Performance Shares	12/31/03	0	12,000	21,000

Garton	12,000	Performance Shares	12/31/03	0	12,000	21,000

(1)
Performance Shares awarded to the named executive officers in 2001 were for deferred shares of the Corporation's common stock and were granted, pursuant to the LTIP, under the Performance Share Program. This program is discussed in more detail on page 26.

Pension Plan

        American's basic pension program for management personnel consists of a fixed benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code"). Officers of American are eligible for additional retirement benefits, to be paid by American under the Supplemental Executive Retirement Plan (the "SERP"). There is also a defined contribution plan (called "SuperSaver Plus") that includes a match by American. None of the named executive officers participate in SuperSaver Plus. The SERP provides pension benefits (calculated upon the basis of final average base salary, incentive compensation payments and performance returns as reflected in the Summary Compensation Table) to which officers of American would be entitled, but for the limit of $140,000 on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under American's basic pension program ($170,000 for 2001).

            The following table shows typical annual benefits payable under the basic pension program and the SERP, based upon retirement in 2001 at age 65, to persons in specified remuneration and credited years-of-service classifications.

Pension Plan Table

	Annual Retirement Benefits
Final Average Earnings	Credited Years of Service
	15	20	25	30	35

$600,000	$166,619	$225,235	$283,851	$342,467	$401,544
800,000	226,619	305,235	383,851	462,467	541,544
1,000,000	286,619	385,235	483,851	582,467	681,544
1,200,000	346,619	465,235	583,851	702,467	821,544
1,400,000	406,619	545,235	683,851	822,467	961,544
1,600,000	466,619	625,235	783,851	942,467	1,101,544
1,800,000	526,619	705,235	883,851	1,062,467	1,241,544
2,000,000	586,619	785,235	983,851	1,182,467	1,381,544

            As of December 31, 2001, the named executive officers had the following credited years of service (which includes any additional credited years of service awarded): Mr. Carty—28.1; Mr. Baker—35.5; Mr. Gunn—32.0; Mr. Arpey—18.3; Mr. Garton—14.3. Benefits are shown in the above table on a single-life annuity basis.

CORPORATE PERFORMANCE

            The following graph compares the yearly change in the Corporation's cumulative total return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index, the cumulative total return on an index of airlines published by Standard & Poor's and an index comprised of nine major airlines, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is an indicator of corporate performance, it is subject to the vagaries of the market.

*
Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.

**
Standard & Poor's Airline Index includes American Airlines, Delta Air Lines, Southwest Airlines, and US Airways.

***
Major Nine Airlines is an index of American Airlines, Alaska Air, America West, Continental Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines, United Airlines, and US Airways weighted by market capitalization.

OTHER MATTERS INVOLVING EXECUTIVE OFFICERS

Executive Termination Benefits Agreements/Employment Agreements

        The Corporation has executive termination benefits agreements (the "Agreements") with 15 officers of American, including all of the named executive officers. The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within two years following a change in control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within the 30 day period immediately following the first anniversary of a change in control of the Corporation, if the individual terminates his or her employment with the Corporation. Any termination of an individual (other than for cause) that occurs not more than 180 days prior to a change in control and following the commencement of any discussions with a third party that ultimately results in a change in control will be deemed to be a termination of an individual after a change in control. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered. Under the terms of the Agreements, a change in control of the Corporation is deemed to occur: (i) if a third party acquires 15% or more of the Corporation's common stock; (ii) if the individuals who, as of the date of the Agreements, constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof (provided that directors subsequent to the date of the Agreements whose election or nomination was approved by a majority of the incumbent board will be considered as if such members were members of the incumbent board); (iii) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets of another corporation unless (a) more than 60% of the Corporation's voting stock remains in the hands of the same stockholders, (b) no person owns more than 15% of the common stock of the surviving corporation and (c) at least a majority of the members of the Board following the transaction are the same as the members of the Board who approved the transaction; or (iv) upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

            The Agreements provide that upon such termination the individual will receive: three times the sum of (i) the individual's annual base salary and (ii) the annual award paid under American's Incentive Compensation Plan, as well as certain other miscellaneous benefits. In addition, upon a change in control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest at target award levels and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

AUDIT COMMITTEE REPORT

            The Audit Committee of AMR Corporation is composed of four directors (see page 8) and met seven times during 2001. The Committee operates under a written charter. Each member of the Committee is independent (as independence is defined under the listing standards of the New York Stock Exchange).

            As detailed in the Committee's Charter, the management of the Corporation is responsible for the Corporation's internal controls and financial operating system. The independent auditors (Ernst & Young LLP, "E&Y") is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report relating to this audit. The Committee's responsibility is to monitor and oversee these processes.

            Throughout 2001 the Committee met and held discussions with management and E&Y. Throughout 2001, the Committee had meetings with E&Y in private without members of the Corporation's management present. The Committee also met in private (without members of the Corporation's management present) with the Corporation's internal auditor. Among other things, during these meetings the Committee reviewed and discussed the Corporation's consolidated financial statements with management and E&Y and discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

            E&Y has also provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed with E&Y that firm's independence.

            In reliance on the reviews and discussions referenced above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. This report was filed with the Securities and Exchange Commission on February 28, 2002. Subject to stockholder approval at the 2002 annual meeting, the Committee has also recommended to the Board the selection of E&Y as the Corporation's independent auditors for the year 2002 and the Board has approved that recommendation. (See Proposal 2 on page 27).

            The Committee provides the following information relating to fees paid to E&Y in 2001:

Audit Fees		$1,050,000
Financial Information Systems Design and Implementation Fees		$—
All Other Fees		$3,305,000
Audit Related	$2,514,000
Non-audit Related	$791,000

            The Committee has considered the compatibility of "All Other Fees" paid to E&Y in connection with E&Y's independence.

Audit Committee of AMR:
Ann McLaughlin Korologos, Chairman Armando M. Codina Joe M. Rodgers Judith Rodin

COMPENSATION / NOMINATING COMMITTEE REPORT

Overall Policy

        The objectives of the Corporation's compensation policies are: (i) to attract and retain the best possible executive talent; (ii) to motivate its executives to achieve the Corporation's long term strategic goals; (iii) to link executive and stockholder interests through equity based compensation; and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. With these objectives in mind, the Corporation has developed an overall compensation strategy that links a very large portion of an executive's compensation to the Corporation's financial success.

            The Compensation/Nominating Committee (the "Compensation Committee" or the "Committee") is composed entirely of independent members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (eight of whom are also officers of the Corporation)—including all of the named executive officers.

            Once a year, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program. This review includes (i) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness and (ii) a comprehensive report from Hewitt Associates LLC ("Hewitt", an independent compensation consultant retained separately by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major public corporations employing similar executive talent. The Committee also regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof with compensation opportunities at comparable positions at other companies. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at a comparator group made up of Fortune 500 companies across industries with whom the Corporation competes for executive talent (the "Comparator Group").(1)

(1)
This group differs from the comparison group used for the calculation of the Corporate Performance Graph because the Corporation competes with a broader group of companies for executive talent.

            An executive's compensation has the following components: (i) base salary; (ii) incentive compensation (a one year performance-based bonus component); (iii) stock options; and (iv) performance shares (a performance-based deferred stock component). The Committee believes that compensation paid to the named executive officers in 2001 will be fully deductible for federal income tax purposes.

Discussion

(a) Base Salary

            The Committee annually reviews officers' salaries, including those of the named executive officers, and makes adjustments based on its subjective evaluation of the performance of the Corporation and the individual.

            In July 2001, Mr. Carty's base salary was increased by 5%. This increase was based on the Committee's subjective evaluation of (i) Mr. Carty's service and strategic contributions and (ii) Mr. Carty's compensation relative to the compensation of other chief executives at the Comparator Group. Following the events of September 11, 2001, Mr. Carty voluntarily reduced his base salary for the remainder of the year to zero. For the other named executive officers, the July 2001 increase in base salary was determined by the Committee based on a subjective determination of each officer's performance. Following the events of September 11, 2001, each officer of the Corporation and American (including the remaining named executive officers) voluntarily reduced or waived his/her base salary for the remainder of the year.

(b) Incentive Compensation Plan

            American's incentive compensation plan is approved annually by the Committee in conjunction with the incentive compensation plans of the Corporation's other subsidiaries.

            American's 2001 incentive compensation plan (the "2001 Plan") conditioned the payment of awards on several factors. Among these factors were the following: (a) a defined level of net income; (b) a defined level of operational performance; and (c) a defined level of achievement in employee survey results. Moreover, even if the foregoing factors were achieved the 2001 Plan was further conditioned upon a distribution under the following plans: (a) the variable compensation plan for pilots; and (b) American's general profit sharing plan for eligible employees.

            Inasmuch as several of the aforementioned factors were not achieved in 2001, no awards were made under the 2001 Plan.

(c) Stock Based Compensation

            Under the LTIP, stock based compensation (which may include stock options, restricted stock, deferred stock and other stock based awards) may be granted to officers and key employees of the Corporation and its affiliates. This equity participation aligns the interests of the officers and the Corporation's stockholders over the long term.

Stock Options

            Stock options are issued to key employees and officers of American and the Corporation's other subsidiaries and are options to purchase the common stock of the Corporation. They are exercisable for ten years from the date of grant, have an exercise price equal to the average market price of the Corporation's common stock on the date of grant and vest in 20% increments over five years. The LTIP does not allow stock options to be priced below the fair market value of the Corporation's common stock on the date of grant. This structure provides an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

            The Committee determines the number of options granted based upon a subjective evaluation of the executive with respect to four factors: (i) individual performance; (ii) where applicable, the executive's ability to perform multiple functions; (iii) the executive's retention value to the Corporation; and (iv) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group. The number of stock options awarded, if any, depends upon the executive's evaluation with respect to these factors.(2) The Committee generally does not take into account the number of stock options awarded in previous years.

(2)
See the Summary Compensation Table on page 14 for information regarding the number of stock options awarded to the named executive officers in 2001.

            In July 2001, the Committee granted Mr. Carty options to purchase 375,000 shares of the Corporation's common stock at an exercise price of $36.18, which represents the average market price (NYSE) of the Corporation's common stock on the date of grant. The number of stock options was determined based on the factors set forth in the immediately preceding paragraph and the Committee's subjective evaluation of Mr. Carty's service and strategic contributions. For the other named executive officers, the number of stock options granted in July 2001 was based upon the factors outlined in the immediately preceding paragraph. Following the events of September 11, 2001, and as of the date of this proxy statement, the July 2001 option grants and most of the option grants previously made to the Corporation's officers (including the named executive officers) and other key employees were "underwater," i.e., the exercise price of such options exceeded the fair market value of the Corporation's common stock.

Performance Shares

            Performance shares are shares of deferred stock which are granted to officers and key employees of American and the Corporation's other subsidiaries and are issued pursuant to the LTIP. A distribution under the Performance Share Plan for the period 1999 to 2001 (the "1999/2001 Plan") was contingent upon the Corporation's attainment of a predetermined cash flow objective over a three-year performance period. The cash flow objective was based on the Corporation's cumulative operating cash flow return on adjusted gross assets ("CFROGA") over the performance period. Given the events of September 11, 2001, and their impact on the airline industry in general and the Corporation in particular, the Committee made certain changes to the 1999/2001 Plan for participants other than the named executive officers. These changes were made to ensure that the Corporation would remain competitive in the market for executive talent. For the named executive officers, the distribution under the 1999/2001 Plan was made without regard to the aforementioned changes and thus was at a level less than that used for the other participants. The distribution under the 1999/2001 Plan for the named executive officers was supplemented by a cash payment. The cash payment was based upon a subjective evaluation of the named executive officer's performance over the three year performance period. This cash payment when combined with the distribution under the 1999/2001 Plan, equaled the payment that the named executive officer would have received under the 1999/2001 Plan, as it was amended for other participants.

            In 2001 the Committee determined that shares granted under the 2001/2003 Performance Share Plan (the "2001/2003 Plan") would be contingent upon the Corporation's achieving certain levels of total shareholder return ("TSR") when compared with its competitors during the three years 2001/2003 (the competitors (collectively referred to as the "Competing Airlines") are Continental Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines, United Air Lines and US Airways). Under the 2001/2003 Plan, the shares will be distributed at 100% of target if the Corporation's TSR is third among the Competing Airlines. No shares will be distributed if the Corporation's TSR is last among the Competing Airlines. Finally, the shares will be distributed at 175% of target if the Corporation's TSR is first among Competing Airlines. For the 2001/2003 Plan, the Committee determined the number of performance shares to grant based upon a subjective evaluation of the executive with respect to four factors: (i) individual performance; (ii) where applicable, the executive's ability to perform multiple functions; (iii) the executive's retention value to the Corporation; and (iv) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group.

            In 2001, Mr. Carty was granted 37,000 performance shares under the 2001/2003 Plan based on the factors set forth in the immediately preceding paragraph and the Committee's subjective evaluation of Mr. Carty's service and strategic contributions. For the other named executive officers, the number of performance shares granted in 2001 under the 2001/2003 Plan was based upon the factors outlined in the immediately preceding paragraph.

Compensation/Nominating Committee of AMR:
Edward A. Brennan, Chairman Armando M. Codina Michael A. Miles Joe M. Rodgers Judith Rodin

PROPOSAL 2—SELECTION OF AUDITORS

            Based upon the recommendation of the Corporation's Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 2002. The stockholders will be requested to ratify the Board's selection. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval

            The affirmative vote of a majority of the shares represented and entitled to vote is required to approve the Board's selection of independent auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

The Board of Directors recommends a vote FOR approval of this proposal.

PROPOSAL 3—PROPOSAL TO AMEND THE
1998 LONG TERM INCENTIVE PLAN

            The Board of Directors has adopted an amendment to the 1998 Long Term Incentive Plan (the "LTIP"): (i) to increase by 18 million shares the number of shares of the Corporation's common stock authorized for issuance in respect of stock options, restricted stock, deferred stock, and other awards made thereunder (collectively, the "Awards"); (ii) to permit Awards made pursuant to the LTIP to continue to qualify as performance based compensation not subject to the limit on deductibility of compensation in excess of $1 million paid to certain executive officers (the "$1 Million Cap"); (iii) to permit the Committee to continue to pay cash bonuses that would not be subject to the $1 Million Cap; and (iv) to add additional performance objectives to the definition of Performance Criteria under Section 11 of the LTIP.

            The LTIP has served its purposes to attract, retain and reward key employees of the Corporation, its subsidiaries and its affiliates and to strengthen the mutuality of interests between these key employees and stockholders. To continue to meet these objectives, additional shares are needed. As of March 19, 2002, there were less than 200,000 shares remaining for issuance under the LTIP.

            Please note some key features of the LTIP, as amended:

  •
  There is a prohibition against the repricing of stock options (without shareholder approval);
  •
  There is a prohibition against the granting of stock options at an exercise price that is less than the fair market value of the Corporation's common stock on the date of grant (without shareholder approval);
  •
  There are limits on the number of stock options that may be granted in any 12 months to any single employee;
  •
  There are limits on the number of shares subject to Performance Criteria that may be granted in any 12 months to any single employee;
  •
  Deferred or restricted stock grants that are subject to Performance Criteria must have a performance period of at least one year (except in special circumstances, e.g., a change in control);
  •
  Deferred or restricted stock grants that vest based upon the passage of time must have a vesting period of at least three years (except in special circumstances, e.g., a change in control, death, disability or retirement); and
  •
  No more than 20% of the additional shares authorized by this proposal may be used for restricted or deferred stock grants.

            The amendment is intended to enable Awards, which provide compensation to key employees based on the attainment of certain performance objectives, to be exempt from the $1 Million Cap. This amendment also authorizes the payment of annual and long-term cash bonuses which would be based on the same performance objectives and also be exempt from the application of the $1 Million Cap. Qualifying for this exemption will assure that the Corporation may deduct for federal income tax purposes the compensation paid to its executive officers pursuant to these Awards.

            Under the amendment, the number of shares of common stock which may be subject to any grants of stock options made within any 12 month period to any single employee shall not exceed 750,000. Additionally, any restricted stock, deferred stock and other stock based awards granted to executive officers (other than those intended to vest solely on the basis of the passage of time) shall only vest upon achieving performance objectives established by the Committee ("Performance Awards"). (One exception to this rule is that, to the extent permitted by the Plan or the Committee, such Performance Awards may vest in the event of a change in control without regard to the satisfaction of the performance objectives.)

            The performance objectives that the amendment will permit to be used are limited to one or more of the following: (i) return on equity, (ii) total shareholder return, (iii) cash flows, revenues and/or earnings by themselves or relative to other parameters (e.g., net or gross assets), (iv) operating income, (v) return on investment, (vi) changes in the value of the stock, (vii) return on assets, (viii) operational performance as defined by the Committee in good faith and (ix) employee survey results as defined by the Committee in good faith (the "Performance Criteria"). Whether these objectives are achieved may be determined by the performance of the Corporation, a subsidiary or an affiliate (or any business unit or division thereof) or by reference to the performance of any of the Corporation, a subsidiary or an affiliate (or any business unit or division thereof) relative to other companies. Currently, the Performance Criteria are used for the Performance Share Plan (a three year deferred stock program) and the Incentive Compensation Plan (a yearly bonus program). The Performance Share Plan relies on total shareholder return and the Incentive Compensation Plan relies upon earnings, operational performance and employee survey results. See the Compensation Committee Report on pages 24 to 26 for more information relating to these plans. The number of shares which may be awarded to any single employee in respect of Performance Awards may not exceed 250,000 shares in any 12 month period.

            A summary of the amended LTIP follows, but this summary is qualified in its entirety by reference to the full text of the amended LTIP, which is attached as Exhibit A to this proxy statement.

Shares

            This amendment will increase the number of shares authorized by the LTIP by 18 million shares. Shares awarded under the LTIP may consist, in whole or in part, of authorized and unissued shares or treasury shares.

            If shares subject to an option under the LTIP cease to be subject to such option, or if shares awarded under the LTIP are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Corporation's common stock, such shares will again be available for future distribution under the LTIP. In the event of certain changes in the Corporation's structure affecting the common stock, the LTIP Committee may make appropriate adjustments in the number of shares which may be awarded and in the number of shares covered by options and other awards then outstanding under the LTIP, and where applicable, in the exercise price of awards under the LTIP.

Participation

            LTIP awards may be made to key employees, including officers, of the Corporation, its subsidiaries and affiliates, but may not be granted to any director who is not also an employee of the Corporation, its subsidiaries or affiliates. Awards to directors who are not also employees of the Corporation (all the directors except Mr. Carty, at this time) are governed by the SIP and the SAR Plans. The number of employees participating in the LTIP will vary from year to year. In 2001, approximately 1,500 employees (including the named executive officers) participated in the LTIP.

Awards Under the LTIP

            The LTIP is administered by the Compensation Committee of the Board. The Committee has the authority to grant the following type of awards under the LTIP: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) deferred stock, (5) stock purchase rights, (6) other stock based awards and/or (7) performance related awards (including cash bonuses). Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the LTIP and/or cash awards outside the LTIP.

            1.    Stock Options.    Incentive stock options and non-qualified stock options may be granted for such number of shares as the Committee will determine, except that no participant may be granted more than 750,000 stock options in any calendar year.

            Stock options are exercisable at such times and subject to such terms and conditions as the Committee determines and over a term (not in excess of 10 years) determined by the Committee. The option price for any option will be determined by the Committee at the time of grant, provided that the price must be at least equal to the market price (NYSE) of the stock on the date of grant. Payment of the option price may be made: (i) in cash; (ii) in common stock of the Corporation; (iii) through an arrangement with a broker approved by the Corporation whereby payment is accomplished with the proceeds of the sale of common stock of the Corporation; or (iv) by any combination of the foregoing, provided that the combined value of all cash and the fair market value of any common stock received by the Corporation is equal to the option price.

            Upon an employee's voluntary resignation or termination for cause, any stock options will also terminate unless otherwise determined by the Committee. If the employee is involuntarily terminated without cause, stock options will terminate, unless otherwise determined by the Committee. In the case of an employee whose employment terminates due to death, disability or retirement, the LTIP provides that stock options are exercisable in accordance with the terms and conditions established by the Committee. In no event, however, will a stock option remain exercisable past its original term.

            2.    Stock Appreciation Rights.    Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the portion of the stock option underlying the SAR terminates.

            Upon exercise of an SAR, the Committee, at its discretion, will pay the employee an amount equal to the excess of the then fair market value of the stock over the option price, multiplied by the number of SARs being exercised. This payment may be in cash, common stock or any combination of the two.

            3.    Restricted Stock.    An award of restricted stock may be conditioned upon the attainment of specific Performance Criteria or such other factors as the Committee may determine. The Committee determines the period during which restricted stock is subject to forfeiture. The Committee may provide for other awards, payable either in stock or cash, to ensure payment of a minimum value at the time the restrictions lapse, subject to such Performance Criteria, service and/or other terms and conditions as the Committee may specify.

            During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. At the end of the restriction period, shares of common stock equal to the number covered by the award of restricted stock will be delivered to the employee (unless the Committee decides to settle the award in cash). Upon the termination of the employee's employment for any reason during the restriction period, all restricted stock either will vest (in whole or in part) or be subject to forfeiture, in accordance with the terms and conditions of the initial award as established by the Committee. The Committee determines whether the employee will have the right to vote the restricted stock and to receive any dividends during the restriction period. Restricted stock, the vesting of which is subject to the attainment of specific Performance Criteria, must have a vesting period of at least one year. Restricted stock, the vesting of which is not subject to the attainment of specific Performance Criteria, must have a vesting period of at least three years.

            4.    Deferred Stock.    Deferred stock may be conditioned upon the attainment of specific Performance Criteria or such other factors as the Committee may determine. The Committee determines the periods during which the deferred stock is subject to forfeiture. The Committee may provide for other awards, payable either in stock or cash, to ensure payment of a minimum value at the time the deferral period lapses, subject to such Performance Criteria, service and/or other terms and conditions as the Committee may specify.

            Deferred stock, the vesting of which is subject to the attainment of specific Performance Criteria, must have a vesting period of at least one year. Deferred stock, the vesting of which is not subject to the attainment of specific Performance Criteria, must have a vesting period of at least three years.

            During the deferral period, the employee may not sell, transfer, pledge or assign the deferred stock award. At the end of the deferral period, shares of common stock equal to the number covered by the award of deferred stock will be delivered to the employee (unless the Committee decides to settle the award in cash). Upon the termination of the employee's employment for any reason during the deferral period, all deferred stock either will vest (in whole or in part) or be subject to forfeiture, in accordance with the terms and conditions of the initial award as established by the Committee.

            The Committee determines whether amounts equivalent to any dividends that would have been paid on a corresponding number of shares will be paid to the employee, or deemed reinvested in additional shares of deferred stock.

            5.    Stock Purchase Rights.    The Committee may grant eligible individuals rights to purchase the Corporation's common stock at price(s) determined by the Committee (provided, the purchase price may not be less than the fair market value of the Corporation's common stock on the date of grant). The Committee may condition such rights, or their exercise, on such terms and conditions as it sees fit. Rights to purchase stock will be exercisable for a period to be determined by the Committee.

            6.    Cash Bonuses.    The LTIP permits the Committee to pay cash amounts to any executive officer upon the achievement, in whole or in part, of Performance Criteria established in writing by the Committee. Such writing may be a plan or other arrangement approved by the Committee (the "Incentive Compensation Plan"), provided such plan or arrangement sets forth the Performance Criteria and the terms and conditions under which such cash bonus will be paid. The maximum amount of any cash payment under an Incentive Compensation Plan to any single officer with respect to any calendar year will not exceed the lesser of: (i) $2,000,000; or (ii) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

            7.    Other Stock Based Awards.    The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Corporation's common stock. Such awards will be made upon such terms and conditions as the Committee may in its discretion provide.

            8.    Performance Related Awards.    Performance Awards will vest upon achieving performance objectives established by the Committee. Such performance objectives are limited to one or more of the Performance Criteria described earlier. The number of shares which may be awarded to any single employee in respect of Performance Awards may not exceed 250,000 shares in any calendar year (except for stock options, which may not exceed 750,000 shares to any single employee in any calendar year).

Change In Control Provisions

            If there is a change in control or a potential change in control, any stock options which are not then exercisable will become fully exercisable and vested. Likewise, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights, other stock based awards and performance related awards will lapse and such shares and awards will be deemed fully vested. Similarly, the Performance Criteria relative to any award of restricted stock or deferred stock will be deemed satisfied at target and such stock will then be fully vested. Stock options, restricted stock, deferred stock, stock purchase rights and other stock based awards may, in the sole discretion of the Committee, be cashed out on the basis of the change in control price as defined in the LTIP.

Amendment

            Subject to any approval of the Corporation's shareholders required under the law or under the rules of any applicable securities exchange, the Corporation may at any time amend, suspend or terminate the LTIP, but no amendment, suspension or termination may be made that would materially alter or impair any award previously granted under the LTIP without the consent of the employee. No amendment may be made, without shareholder approval, where the effect of such amendment is to (i) reduce the option price of an existing stock option (unless the amendment is pursuant solely to Section 3 of the LTIP) or (ii) enable the issuance of (A) a stock option at an option price or (B) a stock purchase right at a purchase price, that is less than the fair market value of the stock on the date the stock option or stock purchase right is granted.

Federal Income Tax Aspects

            The following is a brief summary of the federal income tax consequences of awards made under the LTIP based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

            Incentive Stock Options.    No regular taxable income is realized by the participant upon the grant or exercise of an incentive stock option ("ISO"). However, for purpose of determining whether the employee is subject to the alternative minimum tax, a tax preference item would be generated upon exercise of the ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long term capital gain (loss). In such circumstances, no deduction will be allowed to the Corporation for federal income tax purposes.

            If ISO Shares are disposed of prior to the expiration of either of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Corporation will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short term or long term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

            Non-Qualified Stock Options.    No income is realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Corporation will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short term or long term capital gain (or loss), depending upon the length of time that the participant has held the shares.

            Stock Appreciation Rights.    No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and/or the fair market value of any shares received. The Corporation will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Non-Qualified Stock Options.

            Restricted Stock.    A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Corporation will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long term or short term capital gain or loss on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

            However, a participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Corporation generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election.

            Deferred Stock.    A participant receiving deferred stock generally will be subject to tax at ordinary income rates on the fair market value of the deferred stock on the date that the stock is distributed to the participant and the capital gain or loss holding period for such stock will also commence on that date. The Corporation generally will be entitled to a deduction in the amount that is taxable as ordinary income to the participant. The holding period to determine whether the participant has long term or short term capital gain or loss on a subsequent sale generally begins when the stock is distributed, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

New Plan Benefits

            It is not possible to determine the number of shares that will in the future be awarded under the LTIP to any particular individual. However, set forth below are the number of options and shares of deferred stock that were granted to the persons listed below during 2001 under the terms of the 1998 LTIP:

Name and Position	Number of Options	Number of Deferred Shares
Donald J. Carty	375,000	37,000
Robert W. Baker	60,000	12,000
Michael W. Gunn	60,000	12,000
Gerard J. Arpey	60,000	12,000
Daniel P. Garton	60,000	12,000
All executive officers as a group	1,047,000	176,200

            Outside directors are not eligible for participation in the 1998 LTIP.

Vote Required for Approval

            The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the amendment to the 1998 LTIP.

The Board of Directors recommends a vote FOR the approval of this proposal.

PROPOSAL 4—STOCKHOLDER PROPOSAL
RELATING TO POLITICAL CONTRIBUTIONS

            Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Resolved:    That the stockholders of AMR assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

(a)
The handing of contribution cards of a single political party to an employee by a supervisor.

(b)
Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

(c)
Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

(d)
Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

(e)
Placing a preponderance of contribution cards of one party at mail station locations.

***

Reasons:    The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) Daily News has condemned partisan solicitation for political purposes by managers in a local company (not AMR). And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report.

If you agree, please mark your proxy FOR this resolution.

The Board of Directors opposes this proposal.

            The Board of Directors recommends a vote against this proposal. The Corporation's own policies and procedures, in conjunction with federal and state regulations, adequately address the issues raised by Mrs. Davis. Inasmuch as the Corporation does not engage in, and has never engaged in, any of the practices set forth in the proposal, adoption of the proposal would not result in any appreciable benefit to the Corporation, its employees or its stockholders.

            The Corporation does not endorse or engage in activities that would coerce its employees to make political contributions. Indeed, the Corporation has a strong record of supporting the political process in a bipartisan manner. Moreover, the Corporation's employees are encouraged to exercise their responsibilities as citizens and to vote and be involved in the political process.

            The Corporation does sponsor a political action committee (the American Airlines Political Action Committee, the "AAPAC") whose funds are supplied by voluntary contributions from employees. The

AAPAC provides a means for employees to support candidates for public office whose views are consistent with the Corporation's long-term legislative and regulatory objectives.

            The Corporation has adopted policies and procedures to ensure that contributions to the AAPAC are strictly voluntary. Contributions may not be solicited or secured through the use of job discrimination or financial reprisal, or the threat thereof, or as a condition of employment. The AAPAC is not affiliated with any political party or with any specific candidate for election.

            Finally, the proposal's requirement that the Corporation state on a quarterly basis that it doesn't engage in the listed practices would be administratively burdensome and unnecessary. It would also introduce a new expense at a time when the Corporation is attempting to control its costs.

            The Corporation believes that adoption of this proposal is contrary to the best interests of the Corporation and its stockholders and that the resolution is both unnecessary and administratively burdensome.

            For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 5—STOCKHOLDER PROPOSAL
RELATING TO THE BOARD OF DIRECTORS

            Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, who owns 100 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Resolved:    Independent Directors

AMR shareholders request a bylaw for the board (and/or management, if applicable) to nominate only independent directors to key board committees to the fullest extent possible.

An independent director is a director whose only nontrivial professional, familial or financial connection to the company, its Chairman, CEO or any other executive officer is his or her directorship. Further information on this definition is in the Council of Institutional Investors' "Independent Director Definition." Source: Council of Institutional Investors, Corporate Governance Policies, approved March 26, 2001.

Institutional Investors own 90% of AMR stock.

The key board committees are:

•
Audit
•
Nominating
•
Compensation

***

One important step

Three of our directors can collect extra fees for legal work, weather information work and magazine publishing work from AMR.

An example of this allowed practice is evidenced by the following text in our company's 2000 annual meeting booklet:

"Other Matters

            During 1999, the law firm of Kelly, Hart & Hallman, P.C. performed legal services for the Corporation. Mr. Kelly, a retiring director, is a partner of the firm.

            During 1999, American advertised in, and sponsored an event hosted by, BLACK ENTERPRISE magazine. Mr. Graves is Chairman of the Board and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine.

            The University of Oklahoma provides meteorological information services to American. Mr. Boren is President of the University of Oklahoma."

Independent oversight

Under current rules, non-independent directors, according to the above definition, could be nominated to key board committees at almost any time in the future. Independent oversight of our management can be a key means to address a sustained AMR recovery.

A Public Trust to Maintain

Director oversight of our company is a public trust. Our national commerce depends significantly on our company—in addition to our many customers, employees, retirees and institutional investors. The duty of our directors to loyalty and prudence can be safeguarded by the nomination of independent directors to key board committees.

For sustained shareholder value vote yes: FOR INDEPENDENT DIRECTORS ON KEY COMMITTEES.

The Board of Directors opposes this proposal.

            Currently the AMR Board is composed of twelve directors. One of those directors, Mr. Carty, is also an employee of the Corporation. Of the remaining eleven directors, AMR already has in place adequate requirements to ensure the independence of the Board and the key Committees of the Board.

            With respect to the Board, the financial relationships between the identified directors and the Corporation either do not exist or are de minimis. The proponent refers to legal fees, weather information fees and advertising fees. Legal fees refer to Mr. Kelly who retired in 2000. In the past, the University of Oklahoma (of which Mr. Boren is President) received fees for meteorological service. These fees were not paid in 2001. As to the other fees identified by the proponent, the amounts at issue are immaterial. There is no evidence these relationships have compromised the independence of a director. The number of directors who have no ties with the Corporation (financial or otherwise) is clearly larger than those who have de minimis financial relationships. Also, as a matter of Board practice, directors who may have an interest in a matter being considered by the Board routinely recuse themselves. As to the key Committees of the Board (the Audit and Compensation/Nominating Committees), the Corporation's Bylaws currently require that the members of those Committees be independent. Further, the members of those Committees must meet independence standards as adopted from time to time by the Securities and Exchange Commission and/or the New York Stock Exchange.

            The Board, therefore, believes that this proposal has been substantially implemented in light of the Corporation's existing Bylaws and its practices. Further, in considering future Board candidates the

Corporation needs to consider as many qualified individuals as possible. To arbitrarily exclude from consideration any candidate who may have a financial relationship with the Corporation (however slight) would not be in the best long term interests of the Corporation or its stockholders.

            For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

            If any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

Stockholder Proposals/Nominations

        From time to time, stockholders submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 2003 proxy statement must be received by the Corporation no later than December 1, 2002. Any such proposal, as well as any related questions, should be directed to the Corporate Secretary of the Corporation.

            The Corporation's Bylaws provide that any stockholder wishing to bring any other item (other than proposals intended to be included in the proxy materials and nominations for directors) before an annual meeting must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the meeting. For the Corporation's year 2003 annual meeting such notice must be received between February 21 and March 24, 2003. Such notice shall be in writing and shall set forth the item proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed item.

            Under the Corporation's Bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to the Corporate Secretary of the Corporation setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission and including evidence of such nominee's consent to serve. Such notice must be received not less than 120 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. For the Corporation's year 2003 annual meeting, the Corporation must receive such notice prior to December 23, 2002.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 22, 2002

EXHIBIT A

AMR CORPORATION
1998 LONG TERM INCENTIVE PLAN, AS AMENDED

            SECTION 1.    Purpose, Definitions.

            The purpose of the AMR Corporation 1998 Long Term Incentive Plan, as amended (the "Plan") is to enable AMR Corporation (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by offering such key employees performance based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

            For purposes of the Plan, the following terms shall be defined as set forth below:

            (a)    "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

            (b)    "Board" means the Board of Directors of the Company.

            (c)    "Book Value" means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's audited consolidated balance sheet, subject to such adjustments as the Committee shall specify, divided by (ii) the number of outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

            (d)    "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

            (e)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

            (f)    "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

            (g)    "Company" means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

            (h)    "Deferred Stock" means the right to receive Stock at the end of a specified deferral period pursuant to Section 8.

            (i)    "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

            (j)    "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate and prior to the applicable age under any applicable pension plan for early retirement.

            (k)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

            (l)    "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

            (m)    "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

            (n)    "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

            (o)    "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate pursuant to the then applicable retirement provisions of the applicable pension plan of such entity.

            (p)    "Other Stock Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

            (q)    "Performance Related Awards" means an award made pursuant to Section 11 of Restricted Stock or Deferred Stock or Other Stock Based Awards upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part.

            (r)    "Plan" means this AMR Corporation 1998 Long Term Incentive Plan, as it may be amended from time to time.

            (s)    "Restricted Stock" means shares of Stock that are subject to restrictions under Section 7 below.

            (t)    "Retirement" means Normal or Early Retirement.

            (u)    "Stock" means the Common Stock, $1.00 par value per share, of the Company.

            (v)    "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between: (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii); and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

            (w)    "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

            (x)    "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9.

            (y)    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            In addition, the terms "LTIP Awards," "Performance Criteria", "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively, in Sections 2, 11(a), 12(b), (c) and (d) below.

            SECTION 2.    Administration.

            The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as "Outside Directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

            The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Stock Purchase Rights; (vi) Other Stock Based Awards; and/or (vii) Performance Related Awards (collectively, the "LTIP Awards").

            In particular the Committee shall have the authority:

            (a)    to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom LTIP Awards may from time to time be granted hereunder;

            (b)    to determine whether and to what extent LTIP Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

            (c)    subject to the provisions of Sections 3, 5 and 11, to determine the number of shares to be covered by each such award granted hereunder;

            (d)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

            (e)    to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or 5(1), as applicable, instead of Stock;

            (f)    to determine whether, to what extent and under what circumstances an award of Restricted Stock or Deferred Stock may be settled in cash;

            (g)    to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

            (h)    to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

            (i)    to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights;

            (j)    with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether any dividends declared with respect to such award will be paid in cash, additional Restricted Stock, Deferred Stock, Other Stock Based Awards, or not at all;

            (k)    with respect to an award of Deferred Stock, to determine whether any dividends declared with respect to such award will be paid in cash, Restricted Stock, additional Deferred Stock, Other Stock Based Awards, or not at all;

            (l)    to determine the terms and conditions pursuant to which an LTIP Award may vest on a pro rata basis or be terminated; and

            (m)    to modify or waive, in whole or in part, the performance objectives established by the Committee with respect to Performance Related Awards.

            The Committee shall have the authority (subject to the terms of the Plan): to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

            All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

            SECTION 3.    Stock Subject to Plan.

            The total number of shares of Stock reserved and available for distribution under the Plan shall be 41,700,000 shares, plus any shares remaining available for issuance under the 1988 Long Term Incentive Plan, as amended, as of the Effective Date hereof. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

            Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right, Other Stock Based Award or Performance Related Award granted hereunder or granted under the 1988 Long Term Incentive Plan, as amended, are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

            SECTION 4.    Eligibility.

            Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible for awards under the Plan.

            SECTION 5.    Stock Options.

            Stock Options may be granted alone, in addition to, or in tandem with, other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

            Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options.

            The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any calendar year exceed 750,000 shares, as such number may be adjusted pursuant to Section 3.

            Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)    Option Price.    The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, that such option price may not be less than the Fair Market Value of the Stock on the date the Stock Option is granted.

            (b)    Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

            (c)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

            (d)    Method of Exercise.    Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

            Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), including in the case of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (or an award under the terms of the 1988 Long Term Incentive Plan, as amended); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

            If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion.

            No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

            (e)    Transferability of Options.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

            (f)    Termination by Death.    Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.

            (g)    Termination by Reason of Disability.    Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

            (h)    Termination by Reason of Retirement.    Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any

Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

            (i)    Other Termination.    Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.

            (j)    Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

            (k)    Buyout Provisions.    The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock, an option previously granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

            (l)    Settlement Provisions.    If the option agreement so provides at grant or is amended after grant, and prior to the exercise, to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

            SECTION 6.    Stock Appreciation Rights.

            (a)    Grant and Exercise.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

            A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

            A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

            (b)    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i)    Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

            (ii)    Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

            (iii)    Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

            (iv)    Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock exercised under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

            (v)    The Committee, in its sole discretion, may provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

            SECTION 7.    Restricted Stock

            (a)    Administration.    Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

            The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

            The provisions of Restricted Stock awards need not be the same with respect to each recipient.

            (b)    Awards and Certificates.    The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until the Company and such recipient have executed an agreement evidencing the award and the recipient has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

            (i)    The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

            (ii)    Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

            (iii)    Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

            (iv)    The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

            (c)    Terms and Conditions.    The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

            (i)    Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits and subject to Sections 7(c)(iv) and/or 7(c)(v), the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

            (ii)    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

            (iii)    The voting rights and/or dividend rights, if any, of the Restricted Stock award shall be established by the Committee pursuant to Section 2(j).

            (iv)    An award of Restricted Stock, where the Restriction Period is based on Performance Criteria, shall have a Restriction Period of at least one (1) year.

            (v)    An award of Restricted Stock, where the Restriction Period is based on service, shall have a Restriction Period of at least three (3) years.

            (vi)    From and after May 15, 2002, the aggregate number of shares of Restricted Stock awarded pursuant to this Section 7 plus the aggregate number of shares of Deferred Stock awarded pursuant to Section 8 (from and after May 15, 2002), may not exceed 3,600,000 shares (as such number may be adjusted pursuant to Section 3).

            (d)    Minimum Value Provisions.    In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

            SECTION 8.    Deferred Stock.

            (a)    Administration.    Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

            The Committee may condition the grant of Deferred Stock upon the attainment of specified Performance Criteria or such other factors or criteria as the Committee shall determine, in its sole discretion.

            The provisions of Deferred Stock awards need not be the same with respect to each recipient.

            (b)    Terms and Conditions.    The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

            (i)    Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(iv) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

            (ii)    Subject to Sections 8(b)(vi) and/or 8(b)(vii), the Committee may accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

            (iii)    A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

            (iv)    Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

            (v)    The dividend rights, if any, of the Deferred Stock award shall be established by the Committee pursuant to Section 2(k).

            (vi)    An award of Deferred Stock, where the Deferral Period is based on Performance Criteria, shall have a Deferral Period of at least one (1) year.

            (vii)    An award of Deferred Stock, where the Deferral Period is based on service, shall have a Deferral Period of at least three (3) years.

            (viii)    From and after May 15, 2002, the aggregate number of shares of Deferred Stock awarded pursuant to this Section 8 plus the aggregate number of shares of Restricted Stock awarded pursuant to Section 7 (from and after May 15, 2002), may not exceed 3,600,000 shares (as such number may be adjusted pursuant to Section 3).

            (c)    Minimum Value Provisions.    In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

            SECTION 9.    Stock Purchase Rights.

            (a)    Awards and Administration.    The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock) at price(s) determined by the Committee at or after grant, in its sole discretion; provided, that such price may not be less than the Fair Market Value of the Stock on the date the Stock Purchase Right is granted.

            The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

            The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

            Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

            (b)    Exercisability.    Stock Purchase Rights shall be exercisable for such period after grant as is determined by the Committee.

            SECTION 10.    Other Stock Based Awards.

            (a)    Administration.    Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock Based Awards"), including, without limitation, stock purchase rights, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone, in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights or Performance Related Awards granted under the Plan and/or cash awards made outside of the Plan.

            Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the amount of such awards, and all other conditions of the awards including any dividend and/or voting rights. Subject to Sections 10(b)(iv) and 10(b)(v), the Committee may also provide for the grant of Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

            The provisions of Other Stock Based Awards need not be the same with respect to each recipient.

            (b)    Terms and Conditions.    Other Stock Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

            (i)    Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(ii) below, awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any shares are issued or amounts are paid, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Subject to Sections 10(b)(iv) and/or 10(b)(v), the Committee, in its sole discretion, may accelerate the vesting of all or any part of any Other Stock Based Award, and/or waive any restrictions or deferral limitations in whole or in part, based on service, Performance Criteria and/or other factors as the Committee may determine, in its sole discretion.

            (ii)    Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

            (iii)    Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased at price(s) determined by the Committee, in its sole discretion.

            (iv)    Any Other Stock Based Award that has a Restriction Period or Deferral Period that is based on Performance Criteria shall have a Restriction Period or Deferral Period, as the case may be, of at least one (1) year.

            (v)    Any Other Stock Based Award that has a Restriction Period or Deferral Period that is based on service shall have a Restriction Period or Deferral Period, as the case may be, of at least three (3) years.

            SECTION 11.    Performance Related Awards.

            (a)    Performance Objectives.    Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of Restricted Stock or Deferred Stock or Other Stock Based Awards to an officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a "Performance Award"). Such performance objectives shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year) and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary; (iii) an Affiliate; (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) return on equity; (B) total shareholder return; (C) revenues; (D) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (E) operating income; (F) return on investment; (G) changes in the value of the Stock; (H) return on assets; (I) operational performance as defined by the Committee in good faith; and (J) employee survey results as defined by the Committee in good faith (the "Performance Criteria"). Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Award granted to any key employee in any calendar year shall not exceed 250,000 shares, as such number may be adjusted pursuant to Section 3.

            (b)    Annual Incentive Compensation.    The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan or any other plan or arrangement approved by the Committee, provided such other plan or arrangement is in conformity with the provisions of this Section 11(b), to any officer of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single officer with respect to any calendar year shall not exceed the lesser of (i) $2,000,000; or (ii) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

            (c)    Interpretation.    Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

            SECTION 12.    Change in Control Provisions.

            (a)    Impact of Event.    Notwithstanding the provisions of Sections 7(c)(iv), 7(c)(v), 8(b)(vi), 8(b)(vii), 10(b)(iv), and10(b)(v), in the event of:

            (i)    a "Change in Control" as defined in Section 12(b), or

            (ii)    a "Potential Change in Control" as defined in Section 12(c), but only if and to the extent so determined by the Committee or the Board (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination):

            (A)    Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

            (B)    The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock Based Awards and Performance Related Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target; and

            (C)    The value of all outstanding LTIP Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 12(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

            (b)    Definition of "Change in Control".    For purposes of Section 12(a), a "Change in Control" means the happening of any of the following:

            (i)    When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

            (ii)    The individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (c)    Definition of Potential Change in Control.    For purposes of Section 12(a), a "Potential Change in Control" means the happening of any one of the following:

            (i)    The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b); or

            (ii)    The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

            (d)    Change in Control Price.    For the purposes of this Section 12, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 12(a)(ii)(C).

            SECTION 13.    Amendments and Termination.

            The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an LTIP Award theretofore granted, without the optionee's or participant's consent. Moreover, no amendment of a Stock Option may be made without shareholder approval if the effect of such amendment is to reduce the option price of such Stock Option (unless such amendment is solely pursuant to Section 3). Further, no amendment of Sections 5(a) or 9(a) of the LTIP may be made without shareholder approval if the effect of such amendment is to enable the option price of a Stock Option, or the purchase price of a Stock Purchase Right, to be less than the Fair Market Value of the Stock on the date the Stock Option or Stock Purchase Right is granted.

            The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

            Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

            SECTION 14.    Unfunded Status of Plan.

            The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

            SECTION 15.    General Provisions.

            (a)    The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (b)    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

            (c)    The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

            (d)    Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

            (e)    The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

            (f)    The Committee may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine.

            (g)    The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

            SECTION 16.    Effective Date of Plan.

            The Plan became effective on May 21, 1998 (the "Effective Date"). The amendments to the Plan were adopted by the Board on April 17, 2002, and are subject to the approval by a majority of the votes cast by the holders of the Corporation's Common Stock at the 2002 annual meeting of shareholders. Any grants made pursuant to the Plan after the date of the foregoing amendments shall be effective when made, but subject to and conditioned upon, the approval of such amendments by the shareholders as provided in the immediately preceding sentence.

            SECTION 17.    Term of Plan.

            No LTIP Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval on May 21, 1998, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.

            SECTION 18.    Applicability to Grants under 1988 Plan.

            Subject to shareholder approval of the Plan amendments referenced in Section 16, the provisions of the Plan relating to stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards shall apply to, and govern existing and subsequent stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards previously granted hereunder or under the 1988 Long Term Incentive Plan, as amended.

DIRECTIONS TO THE AMERICAN AIRLINES
TRAINING & CONFERENCE CENTER

North
Dallas/Fort Worth
International Airport
Texas Hwy. 183
To Fort Worth
To Dallas
FAA Road
American Airlines©
Training & Conference Center
(817) 956-1000
Trinity Blvd.
Texas Hwy. 360
Interstate Hwy. 30

From Dallas/Fort Worth International Airport:

- Take the South Exit out of the airport through the toll booths;
- Take the "West TX-183/TX-360/Ft. Worth/Arlington" exit, which bears to the right;
- Go 1/2 mile, take the exit marked "TX-360/Arlington/F.A.A. Rd.", which bears to the right;
- Go 1 mile, take the exit marked "F.A.A. Rd.";
- Continue to the three way stop, go straight through the intersection;
- Proceed 500 yards; make a right through the Main Gate;
- Follow signs for Eagle Wing, Flagship Auditorium

AMR

PROXY

AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMR CORPORATION

  The undersigned hereby appoints Edward A. Brennan, Donald J. Carty, and Joe M. Rodgers, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 15, 2002, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

Election of Directors, Nominees:

01 John W. Bachmann, 02 David L. Boren, 03 Edward A. Brennan, 04 Donald J. Carty, 05 Armando M. Codina, 06 Earl G. Graves, 07 Ann McLaughlin Korologos, 08 Michael A. Miles, 09 Philip J. Purcell, 10 Joe M. Rodgers, 11 Judith Rodin, Ph.D., 12 Roger T. Staubach

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card, vote your shares using the Internet or vote by telephone.

SEE REVERSE SIDE

_________________________________ FOLD AND DETACH HERE _________________________________

A D M I T T A N C E        T I C K E T

AMR CORPORATION

The 2002 Annual Meeting of Stockholders will be held at 8:00 a.m., CDT, on Wednesday, May 15, 2002, at the American Airlines Training & Conference Center, Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas
 TO ATTEND THIS MEETING YOU MUST PRESENT THIS TICKET OR OTHER PROOF OF SHARE OWNERSHIP
Registration begins at 7:30 a.m.
NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.

/x/	Please mark your votes as in this example.

        This proxy, when properly signed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees; FOR proposals 2 and 3; and AGAINST proposals 4 and 5.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3; AGAINST proposals 4 and 5.

		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse).	/ /	/ /	2.	Ratification of the selection of Ernst & Young LLP as independent auditors for the year 2002.	/ /	/ /	/ /
For, except vote withheld from the following nominee(s): ________________________________________				3.	Approval of an amendment to the Corporation's 1998 Long Term Incentive Plan	/ /	/ /	/ /
				4.	Stockholder Proposal Relating to Political Contributions.	/ /	/ /	/ /
				5.	Stockholder Proposal Relating to the Board of Directors.	/ /	/ /	/ /
				If you plan to attend the Annual Meeting, please mark this box:				/ /

    SIGNATURE(S) ________________________________________________ DATE ________________________________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________________________ FOLD AND DETACH HERE ________________________________________________

AMR Corporation encourages you to take advantage of these convenient ways by which you can vote your shares on matters to be covered at the 2002 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE USING INTERNET:

  •
  Have your proxy card in hand when you access the Web site.

  •
  Log on to the Internet and go to the Web site http://www.eproxyvote.com/amr, 24 hours a day, 7 days a week.

  •
  You will be prompted to enter your control number printed in the box above.

  •
  Follow the instructions provided.

TO VOTE BY TELEPHONE:

  •
  Have your proxy card in hand when you call.

  •
  On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week.

  •
  You will be prompted to enter your control number printed in the box above.

  •
  Follow the recorded instructions.

TO VOTE BY MAIL:

  •
  Mark, sign and date your proxy card.

  •
  Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.